Exhibit 99.1

TenFold Announces New Chief Executive Officer

SALT LAKE CITY, Utah – November 17, 2005 – TenFold® Corporation (OTC BB: TENF.OB), provider of the EnterpriseTenFold™ platform for building and implementing enterprise applications, today announced that Dr. Nancy Harvey has departed from the company and her role as TenFold’s President, Chief Executive Officer, and Chief Financial Officer.

Robert W. Felton, recently elected TenFold Chairman, long-time TenFold Board member, and a substantial TenFold shareholder, has been named as Interim President, Chief Executive Officer and Chief Financial Officer of TenFold, effective immediately. Mr. Felton has agreed to lead this transition to help TenFold achieve what he believes is its true destiny as a revolutionary force in the software industry.

Mr. Felton reiterated his commitment to help TenFold secure proper financial backing and then to spend his time working with existing and potential customers to increase the company’s revenues.

Mr. Felton is the founder and Chairman of DevonWay and the former Chairman and Chief Executive Officer of Indus International, the world’s leading enterprise asset management software provider. Felton was the founder, President, Chief Executive Officer, and venture capitalist for the predecessor of Indus International, The Indus Group, and in 1996, he led Indus through its initial public offering. He was also the founder and CEO of Tera Corporation (Tenera) which he took public in 1983. Mr. Felton has been publicly recognized as an industry visionary and in 1998 he was named Cornell University’s Entrepreneur of the Year.

TenFold’s Board and Jeffrey L. Walker, TenFold’s founder, thanked Dr. Harvey for her service. “We appreciate Dr. Harvey’s service over the last five years helping TenFold resolve legacy issues, restructure, and reposition to emerge as a growth technology company”, said Mr. Walker.

Mr. Felton thanked Dr. Harvey for her years of hard work and commitment to TenFold. He said “Dr. Harvey provided the operational and financial leadership necessary to guide TenFold through a very difficult five years. She stepped up and accepted the Chief Executive Officer position in a time of travail and did a marvelous job of holding the company together through very trying times.”

About TenFold

TenFold (OTC Bulletin Board: TENF) licenses its patented technology for applications development, EnterpriseTenFoldTM, to organizations that face the daunting task of replacing obsolete applications or building complex applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary speed, superior applications quality and power features. For more information, call (800) TENFOLD or visit www.tenfold.com.

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This release contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “expect,” “anticipate,” “estimate,” “should,” “will,” “may,” or the negatives thereof, or similar terminology, or by discussions of our strategy or the benefits of our technology. Forward-looking statements in this release include that EnterpriseTenFold technology lets a small team build, deploy, maintain and upgrade applications with extraordinary speed, superior applications quality, and power features. Our business and operations are subject to a wide variety of risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Factors that could cause actual benefits of the TenFold product and technology to differ materially from those in the forward-looking statements include inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold support personnel. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in greater detail in certain documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-Q and 10-K. We make no commitment to revise or update any forward-looking statement to reflect events or circumstances after the date such statement is made.

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TenFold and EnterpriseTenFold are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contacts:

Benoit Rungeard

Coltrin & Associates

650-373-2005

benoit_rungeard@coltrin.com

Sally N. White

TenFold Corporation

801-619-8232

swhite@tenfold.com